FROZEN FOOD EXPRESS INDUSTRIES, INC.
                2002 INCENTIVE AND NONSTATUTORY OPTION PLAN



                            Exhibit 5.1
June 30,  2003


Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas  75247

Re:	Registration of 850,000 Shares of Common Stock, par value of $1.50 per share,pursuant to a Registration Statement on Form S-8

Gentlemen:

	We have acted as counsel to Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 850,000 shares of common stock, $1.50 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 2002 Incentive and Nonstatutory
Option Plan (the "Plan") (such shares collectively referred to as the "Sec-urities"), to be issued pursuant to the Plan.

	In rendering this opinion we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, the Plan and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

	Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan and the agree-ment granting the option to purchase the Securities, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and the agreement granting the option to purchase the Securities, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the filing of this opinion as an exhibit to the Registra-tion Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

							Respectfully submitted,

                                   /s/ STRASBURGER & PRICE, L.L.P.